Exhibit 10.1

EXECUTION VERSION

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (this “Forbearance Agreement”) is entered into as of May 30, 2014, by and among ANCHOR HOCKING, LLC, a Delaware limited liability company (“Anchor”), ONEIDA LTD., a Delaware corporation (together with Anchor, each individually a “Borrower” and, collectively, the “Borrowers”), UNIVERSAL TABLETOP, INC., a Delaware corporation (“Holdings”), the Lenders party to the Term Loan Agreement referred to below listed on the signature pages hereto and constituting the Required Lenders, each other Subsidiary of Holdings party hereto (collectively, the “Guarantors”) and DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Term Loan Agreement referred to below.

RECITALS

WHEREAS, Holdings, the Borrowers, the Lenders, the Administrative Agent and other parties thereto are parties to that certain Term Loan Agreement, dated as of May 21, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), pursuant to which, among other things, the Lenders have agreed, subject to the terms and conditions set forth in the Term Loan Agreement, to make certain loans and other financial accommodations to the Borrowers;

WHEREAS, Events of Default (the “Specified Defaults”) have occurred and are continuing under Section 8.01(b) of the Term Loan Agreement (subject to the Cure Right in Section 8.03 of the Term Loan Agreement), as a result of the Borrowers’ failure to comply with (i) the Maximum Consolidated Leverage Ratio under Section 7.11(a) of the Term Loan Agreement and (ii) the Minimum Interest Coverage Ratio under Section 7.11(b) of the Term Loan Agreement, in each case for the Fiscal Quarter ended March 31, 2014; and

WHEREAS, the Borrowers and Holdings have requested that the Lenders (and the Administrative Agent on behalf of the Lenders) forbear until the Forbearance Termination Date (as defined below) from exercising their rights and remedies against Holdings, the Borrowers and the other Loan Parties under the Loan Documents solely as a result of the Specified Defaults, and the Required Lenders have agreed to such forbearance on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Acknowledgments and Agreements.

(a) Loan Documents. The Loan Parties acknowledge and agree that the Loan Documents are valid and enforceable in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law) and legally binding upon each of the Loan Parties party thereto and are hereby reaffirmed and ratified.

(b) Amount of Obligations. The Borrowers and each other Loan Party acknowledge and agree that as of May 30, 2014, (i) the aggregate unpaid principal balance of the Term Loans is $248,125,000, and (ii) the aggregate amount of accrued and unpaid interest on the Term Loans is not less than $155,078.13 (the foregoing amounts are hereafter collectively referred to as the “Current Outstanding Obligations”). The foregoing amounts do not include other fees, expenses (including professional fees and expenses), and other Obligations and amounts which are chargeable or otherwise reimbursable under the Term Loan Agreement and the other Loan Documents or which are payable pursuant to this Forbearance Agreement. None of the Borrowers or the other Loan Parties has any rights of offset, defenses, claims or counterclaims with respect to the Current Outstanding Obligations or any of the other Obligations or any payment obligation under this Forbearance Agreement, and each of the Loan Parties are jointly and severally obligated with respect thereto, in each case, in accordance with the terms of the applicable Loan Documents and, with respect to payment obligations hereunder, this Forbearance Agreement.

(c) Specified Defaults. Each Loan Party acknowledges and agrees that (i) the Specified Defaults constitute Events of Default (subject to the Cure Right in Section 8.03 of the Term Loan Agreement) under the Term Loan Agreement, and (ii) as a result of such Events of Default, the Lenders are and will be entitled (subject to the request or consent of the Required Lenders, and in certain instances, the giving of notice (other than notice of the occurrence of the Specified Defaults), to the extent set forth in the Loan Documents) to accelerate the Obligations and to exercise all other rights and remedies under the Loan Documents, applicable law or otherwise (subject to the Cure Right in Section 8.03), in each case subject to any applicable limitations provided in the Loan Documents.

(d) Required Lenders. The Administrative Agent and Lenders party hereto represent and warrant that the Lenders party hereto, on and as of the date hereof, collectively hold Loans having an aggregate principal amount greater than a majority of the outstanding Loans on the date hereof and, such Lenders collectively constitute the Required Lenders. By executing this Forbearance Agreement, the Lenders party hereto hereby request that the Administrative Agent execute this Forbearance Agreement.

(e) The Lenders party hereto acknowledge and agree that the terms and agreements set forth in the ABL Amendment No.2 do not contravene the provisions of the ABL Intercreditor Agreement or confer any additional rights on the ABL Secured Parties (as such term is defined in the ABL Intercreditor Agreement) that would be adverse to the Term Loan Lenders or, to the extent the ABL Amendment No. 2 does contravene such provisions or confer such additional rights, the Lenders parties hereto waive the right to object to the ABL Amendment No. 2.

SECTION 2. Forbearance; Forbearance Default Rights and Remedies.

(a) The Forbearance. Effective as of the Forbearance Effective Date (as defined below), and without waiving the Specified Defaults or any other Default or Event of Default that may now exist or which may occur hereafter, each of the Administrative Agent and the Required Lenders agree that, subject to the terms and conditions of this Forbearance Agreement and until the Forbearance Termination Date (as defined below), it will forbear from exercising its rights and remedies (including enforcement and collection actions) under the Loan Documents or otherwise existing pursuant to any other agreement entered into in connection with the Term Loan Agreement, by operation of law or otherwise against the Loan Parties or any of the Collateral or other property owned by the Loan Parties (including, without limitation, via set-off or recoupment) solely with respect to or arising out of the Specified Defaults. Each Loan Party acknowledges and agrees that the occurrence of the Specified Defaults constitute Events of Default (subject to the Cure Right in Section 8.03 of the Term Loan Agreement) upon which action could be taken or remedies could be exercised (subject to the request or consent of the Required Lenders, and in certain instances, the giving of notice (other than notice of the occurrence of the Specified Defaults), to the extent set forth in the Loan Documents) but for the forbearance described in the preceding sentence.

(b) Effect of Forbearance Termination. From and after the Forbearance Termination Date, the agreements of the Required Lenders and the Administrative Agent hereunder to forbear as set forth in Section 2(a) shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which are hereby waived by the Borrowers and each other Loan Party. The Borrowers and each other Loan Party hereby agree that, from and after the Forbearance Termination Date, the Lenders and the Administrative Agent may at any time, or from time to time, in their sole and absolute discretion, exercise against any Loan Party (and its properties) any and all of their rights, remedies, powers and privileges under any or all of the Term Loan Agreement, any other Loan Document, applicable law and/or equity (in each case, subject to any applicable limitations provided in the Loan Documents), all of which rights, remedies, powers and privileges are fully reserved by each Lender and the Administrative Agent.

(c) Limitation on Forbearance Extension. Except as set forth herein, none of the Lenders shall have any obligation to extend the Forbearance Period, or enter into any other waiver, forbearance or amendment, and the Lenders’ agreement to permit any such extension, or enter into any other waiver, forbearance or amendment shall be subject to the sole discretion of the Required Lenders (or, if required by Section 10.01 of the Term Loan Agreement, each Lender). Any agreement by any Lender (or the Administrative Agent on its behalf) to extend the Forbearance Period, or enter into any other waiver, forbearance or amendment, must be set forth in writing and signed by the Required Lenders (or, if required by Section 10.01 of the Term Loan Agreement, each Lender) (or signed by the Administrative Agent on behalf of the Required Lenders, or each Lender, as applicable). The Borrowers and the other Loan Parties each acknowledge that, as of the date hereof, the Lenders party hereto have not made any assurances concerning any possibility of an extension of the Forbearance Period or the entering into of any waiver, forbearance or amendment.

(d) Certain Definitions. As used in this Forbearance Agreement, the following terms shall have the meanings set forth below:

“ABL Amendment No. 2” means that certain Amendment No. 2 to Second Amended and Restated Loan and Security Agreement, dated as of May 30, 2014, among Holdings, the Borrowers and the applicable Lenders under, and as defined in, the ABL Credit Agreement.

“Forbearance Default” means (i) the failure of any Loan Party to comply in any material respect with any covenant or agreement set forth in this Forbearance Agreement, (ii) the occurrence of any Event of Default (other than the Specified Defaults), or (iii) any representation or warranty made by any Loan Party under this Forbearance Agreement or certification made or deemed made by the Borrowers or any other Loan Party in connection with this Forbearance Agreement shall be false in any material respect on the date as of which made or deemed made.

“Forbearance Effective Date” has the meaning provided in Section 16.

“Forbearance Period” means the period beginning on the Forbearance Effective Date and ending on the earliest to occur of:

(i) the fifth (5th) Business Day after the Required Lenders (or the Administrative Agent at the direction of the Required Lenders) provide notice to the ABL Agent under the ABL Credit Agreement of the occurrence of any Forbearance Default or any event or condition that, with the giving of notice, the passage of applicable grace periods, or both, would be a Forbearance Default, in each case and, in each case, such Forbearance Default or other event or condition has not been remedied or waived as of such fifth Business Day;

(ii) the occurrence of any default or event of default under any of the ABL Loan Documents or the exercise of any enforcement rights or remedies or the taking of any similar action against any Loan Party or any Subsidiary thereof (including, without limitation, the sending of any notice) under or in connection with the ABL Loan Documents or any other loan or credit agreement or other document evidencing Indebtedness having an aggregate principal amount in excess of the Threshold Amount, in each case, to which a Loan Party or any Subsidiary thereof is party;

(iii) the termination of the ABL Amendment No. 2 or any amendment or modification thereto that is adverse to the interests of the Lenders (unless consented to by the Required Lenders);

(iv) termination of Commitments under and as defined in the ABL Credit Agreement, as amended by ABL Amendment No. 2;

(v) the Loan Party’s entry into any debt financing arrangement (other than the ABL Amendment No. 2) without the prior consent of the Required Lenders; provided, no such consent shall be required for any increase in Commitments under and as defined in the ABL Credit Agreement occurring after the ABL Amendment No. 2 provided by Wells Fargo Bank, National Association or its Affiliates; provided, further, that (A) such increase is in accordance with (1) the ABL Credit Agreement, as amended by the ABL Amendment No. 2, and with no further amendment or modification other than to provide for such increased Commitments, (2) the ABL Intercreditor Agreement, and (3) this Forbearance Agreement, and (B) no payment or other benefit, whether in the form of fees, premium, interest rate or otherwise, other than as contemplated by the ABL Credit Agreement, as amended by the ABL Amendment No. 2, shall be payable to any Person, other than Wells Fargo Bank, National Association or its Affiliates, in consideration of such increased Commitments; and

(vi) 5:00 P.M. (New York City time) on June 30, 2014.

“Forbearance Termination Date” means the first to occur of the times or events described in clauses (i) through (vi) in the definition of Forbearance Period.

“Restart Plan” means reasonably detailed information outlining the Loan Parties’ plans to restart and resume operations at certain of the Loan Parties’ and/or their applicable Subsidiaries’ plants and facilities that, as of the date hereof, are shuttered or operating materially below normal operating levels, including, but not limited, to a timetable identifying the key steps to be taken to restart and resume operations.

(e) Cure Right Extension. Notwithstanding anything in the Term Loan Agreement to the contrary, the period during which the Borrowers may exercise the Cure Right under Section 8.03 of the Term Loan Agreement with respect to the Specified Defaults for the Fiscal Quarter ending March 31, 2014 shall be extended until the Forbearance Termination Date.

SECTION 3. Supplemental Terms, Conditions and Covenants On and After the Forbearance Effective Date.

The Loan Parties hereby agree to comply with the following terms, conditions and covenants from and after the Forbearance Effective Date, in each case notwithstanding any provision to the contrary set forth in this Forbearance Agreement, the Term Loan Agreement or any other Loan Document:

(a) Cooperation and Access. The Loan Parties shall cooperate reasonably and in good faith with the Administrative Agent and its counsel and the ad hoc committee of Lenders (initially consisting of the Lenders party hereto, the “Lender Committee”), represented by legal counsel Milbank, Tweed, Hadley & McCloy LLP (“Lender Committee Counsel”) and financial advisor Houlihan Lokey Capital, Inc. (“Lender Committee Advisor,” and together with Lender Committee Counsel, the “Lender Committee Representatives”), and such other professional advisors retained from time to time by the Administrative Agent and the Lender Committee, in providing reasonably full and complete access to the Administrative Agent and the Lender Committee Representatives, on behalf of the Lenders, to the Loan Parties’ books and records, to all other reasonably requested information relating to their business and financial affairs and their properties, and to their senior management and professional advisory teams; provided, notwithstanding the forgoing, none of the Loan Parties or their Subsidiaries will be required to disclose, permit inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes nonfinancial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

(b) Financial and Other Information.

i. In addition to the financial statements and other reports required to be provided under the Term Loan Agreement, Holdings shall deliver to the Administrative Agent and the Lender Committee Representatives, on Thursday (or the immediately succeeding Business Day if Thursday is not a Business Day) of each week (commencing on June 12, 2014), a variance report showing on a line item basis the percentage and dollar variance of actual cash disbursements and cash receipts for the prior week from the amounts set forth for such week in the 13-Week Cash Flow Forecast (as defined below).

ii. The Loan Parties shall deliver to the Administrative Agent and the Lender Committee Representatives (a) reasonably detailed information, to the extent it exists or is developed, to permit the Lenders to determine and assess the short term liquidity needs of the Loan Parties and potential exit or workout options for the Loan Parties, in each case as specified in the schedule agreed to by the Lender Committee Advisor and the Borrower’s financial advisor on the date hereof, on or before the delivery dates set forth for such information on such schedule (or as otherwise provided in such schedule), (b) on or before June 6, 2014, readily available historical or actual financial information supporting the 13-Week Cash Flow Forecast and Borrowing Base Certificate delivered pursuant to Section 16 (together with supporting schedules and analyses) and requested by the Required Lenders prior to the date hereof, and (c) on or before June 6, 2014, copies of all documents provided by any of the Loan Parties to any third parties contacted by any of the Loan Parties regarding potential financing, in each case, during the one (1) year period preceding the date hereof; provided, further, that, on and after the date hereof, the Loan Parties shall deliver promptly to the Lender Committee Representatives copies of (x) any and all information and guidance provided to Monomoy Capital Partners regarding the necessary or desired terms for any proposed debt financing for the Loan Parties by Monomoy Capital Partners and (y) any debt financing proposals from third parties for which copies are provided to Monomoy Capital Partners or any employee thereof (including any such employee serving in the capacity a director of any Loan Party) or any Affiliates (other than Publico and its Subsidiaries) or representatives thereof; provided, further, notwithstanding the forgoing, none of the Loan Parties or their Subsidiaries will be required to disclose, permit inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes nonfinancial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

(c) [Reserved].

(d) Long-Term Business Plan. The Borrowers shall deliver (i) a draft long-term business plan approved by Holdings’ board of directors (the “Long-Term Business Plan”) to the Administrative Agent and the Lender Committee Representatives by no later than June 20, 2014 and (ii) a final Long-Term Business Plan to the Administrative Agent and the Lender Committee Representatives by no later than June 30, 2014, each of which shall include forecasted consolidated balance sheets (assuming a static capitalization) and forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for the fiscal years ending in 2014, 2015 and 2016, and forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each month of the fiscal year ending in 2014.

(e) Additional Restrictions. Notwithstanding anything in the Term Loan Agreement to the contrary (but subject to the additional restrictions in the immediately succeeding sentence), from and after Forbearance Effective Date, the Borrowers shall not, nor shall it permit any of their Subsidiaries to, directly or indirectly, (A) incur any Indebtedness, (B) create or incur any new Liens, (C) make any Investments, (D) make any Restricted Payments, or (E) consummate any Disposition, except, in the case of each such clause, in accordance with the 13-Week Cash Flow Forecast or otherwise in the ordinary course of business; provided, that the Borrowers and their respective Subsidiaries shall in any event be permitted to (v) incur Indebtedness otherwise allowed under Section 7.03(a) (provided any increase in commitments under the ABL Credit Agreement prior to the Forbearance Termination Date shall be subject to clause (v) of the definition of Forbearance Period), (c)(but only with respect to Indebtedness otherwise permitted by this clause (v), (d), (f) (solely with respect to Loans made to a Loan Party) (g)(i), (i), (j), (l), or (m) of the Term Loan Agreement, (w) create or incur Liens otherwise allowed under Section 7.01(a), (c), (d), (e), (f), (g), (j), (k)(but solely with respect to Liens securing Indebtedness permitted under Section 7.03(g)(i) of the Term Loan Agreement), (l), (m), (n), (o), (p), (q), or (r) of the Term Loan Agreement, (x) make any Investment otherwise allowed under Section 7.02(a), (d), (f) (solely to the extent the principal obligation is allowed under under clause (v) above), or (k) of the Term Loan Agreement, (y) make Restricted Payments allowed under Section 7.06(a), (g), (i) (solely with respect to leases in effect on the date hereof, if any), or (l) (provided, with respect to payments permitted under Section 7.08(g) of the Term Loan Agreement, such transactions must not be otherwise prohibited under this Section 3(e) and such payments are included and made in accordance with the 13-Week Cash Flow Forecast) of the Term Loan Agreement, and (z) consummate Dispositions allowed under Section 7.05(a), (b), (c), (d), (e), (f), (h), (k), (n), or (o) of the Term Loan Agreement. Notwistanding anything in the Term Loan Agreement or any other Loan Document to the contrary, the Loan Parties and their Subsidiaries may, after consultation with (but not approval of) the Lender Committee and the Lender Committee Representatives, make Dispositions of obsolete and/or excess inventory to the extent such Dispositions are included in the 13-Week Cash Flow Forecast. Furthermore, from and after the Forbearance Effective Date, (i) the Loan Parties may not take any action that would be prohibited by the express terms of the Term Loan Agreement at any time while a Default or Event of Default is in existence, (ii) no payments may be made to Holdings (except as expressly permitted during a Default or Event of Default pursuant to the terms of the Term Loan Agreement and this Forbearance Agreement) or the Sponsors (or any employees, Affiliates (other than Publico and its Subsidiaries) or agents of the Sponsors, in each case in their capacity as such), and (iii) the Loan Parties shall not enter into, or commit to enter into, any Permitted Acquisition or sale-leaseback transaction.

(f) Professional Fees and Expenses. The Borrowers (i) shall enter into a mutually acceptable fee arrangement with the Lender Committee Counsel, the Lender Committee Financial Advisor and White & Case LLP, as counsel to the Administrative Agent (“Agent Counsel”), in each case no later than five (5) Business Days after the later of (x) the Forbearance Date and (y) the Borrowers’ receipt of a draft fee proposal, and (ii) shall pay and, if the Borrowers are prohibited from doing so by Applicable Law, the Guarantors shall pay, within three (3) Business Days of receipt of an invoice therefor (subject to redaction to protect privileges or other confidential communications), all reasonable fees and out-of-pocket expenses of the Lender Committee Counsel, the Lender Committee Financial Advisor and Agent Counsel, subject to the terms of such fee arrangements.

(g) Special Guarantor Covenants. The Guarantors hereby (i) reaffirm their guaranty of the due and punctual payment of the Obligations (as defined in the Collateral Agreement) when the same come due (whether before or after the Forbearance Termination Date) pursuant to the Collateral Agreement, (ii) reaffirm their covenants and agreements in Section 2 of the Collateral Agreement (to which they shall be bound both before and after the Forbearance Termination Date), and (iii) to the extent applicable and without duplication, covenant and agree (without limiting the generality of the foregoing) at all times on and after the Forbearance Termination Date to perform and comply with all terms, covenants and agreements contained in this Forbearance Agreement and Article 2 of the Term Loan Agreement directly applicable to the Borrower as if the same were directly applicable to the Guarantors.

(h) Restart Plan. The Borrowers shall deliver the Restart Plan to the Administrative Agent and the Lender Committee Representatives by no later than June 9, 2014.

SECTION 4. Representations, Warranties And Covenants Of The Borrowers and The Other Loan Parties.

Each Loan Party hereby represents and warrants to the Administrative Agent and to each of the Lenders that:

(a) the execution, delivery and performance of this Forbearance Agreement is within such Loan Party’s corporate or other powers, has been duly authorized by all necessary action, duly executed and delivered by it and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(b) the execution, delivery and performance of this Forbearance Agreement does not and will not (i) contravene the terms of any of such Loan Party’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than Permitted Liens), or require any payment to be made under any Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (iii) violate any material Law;

(c) no Default or Event of Default (other than the Specified Defaults) has occurred and is continuing as of the Forbearance Effective Date;

(d) except with respect to the Specified Defaults, all of the representations and warranties of each Loan Party contained in the Term Loan Agreement or the other Loan Documents are true and correct in all material respects (or, to the extent qualified by materiality, in all respects) on the Forbearance Effective Date, both before and after giving effect to this Forbearance Agreement, with the same effect as though such representations and warranties had been made on and as of the Forbearance Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date);

(e) as of the Forbearance Effective Date, there has been no change (i) in any Loan Party’s legal name or (ii) in the location of any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any of its offices or facilities at which Collateral owned by it is located (including the establishment of any such new office or facility), in each instance other than changes which have previously been disclosed in writing to the Administrative Agent or otherwise set forth in the updated schedules delivered pursuant to Section 16(e);

(f) as of the Forbearance Effective Date, there has been no change in the information in the Compliance Certificate most recently delivered to the Administrative Agent pursuant to Section 6.02(a) of the Term Loan Agreement, and all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral (or applicable portion thereof) have been filed of record in each governmental, municipal or other appropriate office, in each case to the extent required under the terms of the Loan Documents; and

(g) the Lenders’ and the Administrative Agent’s security interests in the Collateral continue to be valid, binding, and enforceable first-priority security interests

(subject to the ABL Intercreditor Agreement) which secure the Obligations (subject only to the Permitted Liens), in each case to the extent required under the terms of the Loan Documents.

SECTION 5. Ratification of Liabilities, etc.. (a) Each of the Borrowers and the other Loan Parties hereby ratifies and reaffirms all of its payment and performance obligations and obligations to indemnify, contingent or otherwise, under this Forbearance Agreement and each other Loan Document to which such Person is a party, and each such party hereby ratifies and reaffirms its grant of Liens on its properties pursuant to such Loan Documents to which it is a party as security for the Obligations, and confirms and agrees that such Liens hereafter secure all of the Obligations. Each Guarantor acknowledges the effectiveness and continuing validity of the Guarantee and its liability for the Obligations pursuant to the terms of the Guarantee and that such Obligations are without defense, setoff and counterclaim.

(b) Each Loan Party (i) acknowledges receipt of a copy of this Forbearance Agreement and all other agreements, documents and instruments executed and/or delivered in connection herewith, (ii) consents to the terms and conditions of same without prejudice to any Loan Party’s liability pursuant to any of the Loan Documents, (iii) agrees and acknowledges that each of the Loan Documents remains in full force and effect, that such Loan Party’s obligations thereunder are without defense, setoff and counterclaim and that each of the Loan Documents to which it is a party is hereby ratified and confirmed, and (iv) ratifies and reaffirms each waiver of such Loan Party set forth in the Loan Documents to which it is a party.

SECTION 6. Reference To And Effect Upon The Term Loan Agreement. (a) Except as expressly modified hereby, all terms, conditions, covenants, representations and warranties contained in the Term Loan Agreement and other Loan Documents, and all rights of the Lenders and the Administrative Agent and all of the Obligations, shall remain in full force and effect. Each of the Borrowers and the other Loan Parties hereby confirms that no such party has any right of setoff, recoupment or other offset with respect to any of the Obligations.

(b) Except as expressly set forth herein, the effectiveness of this Forbearance Agreement shall not directly or indirectly (i) create any obligation to continue to defer any enforcement action after the occurrence of any Forbearance Default, (ii) constitute a consent or waiver of any past, present or future violations, including Defaults and Events of Default, of any provisions of the Term Loan Agreement or any other Loan Documents, (iii) amend, modify, prejudice or operate as a waiver of any provision of the Term Loan Agreement or any other Loan Documents or any right, remedy, power or privilege of the Lenders and/or the Administrative Agent, (iv) constitute a consent to any merger or other transaction or to any sale, restructuring or refinancing transaction, or (v) constitute a course of dealing or other basis for altering any Obligations or any other contract or instrument. Except as expressly set forth herein, each of the Administrative Agent and each Lender reserves all of its rights, remedies, powers and privileges under the Term Loan Agreement, the other Loan Documents, applicable Law and/or equity. Except to the extent disclosed to the Required Lenders prior to the date hereof, to the knowledge of the Borrowers, no waiver of any of the the terms of the Term Loan Agreement or other Loan Documents has been executed and delivered to any Loan Party prior to the date hereof.

(c) From and after the Forbearance Effective Date, (i) the term “Agreement” in the Term Loan Agreement, and all references to the Term Loan Agreement in any Loan Document shall mean the Term Loan Agreement (after giving effect to this Forbearance Agreement), (ii) the term “Loan Document” in the Term Loan Agreement and the other Loan Documents shall include, without limitation, this Forbearance Agreement and any agreements, instruments and other documents executed and/or delivered in connection herewith, and (iii) the term “Obligations” in the Term Loan Agreement and the other Loan Documents shall include, without limitation, all liabilities and obligations of any Loan Party arising under this Forbearance Agreement and any agreements, instruments and other documents executed and/or delivered in connection herewith.

(d) This Forbearance Agreement shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Term Loan Agreement or any other Loan Document.

SECTION 7. Releases. By its execution hereof and in consideration of the mutual covenants contained herein and other accommodations granted to the Loan Parties hereunder, each Loan Party, on behalf of itself and each of its Subsidiaries, and its or their successors, assigns and agents, hereby expressly forever waives, releases and discharges any and all claims (including, without limitation, cross-claims, counterclaims, and rights of setoff and recoupment), causes of action (whether direct or derivative in nature), demands, suits, costs, expenses and damages (collectively, the “Claims”) any of them may, as a result of actions or inactions occurring on or prior to the Forbearance Effective Date, have or allege to have as of the date of this Forbearance Agreement (and all defenses that may arise out of any of the foregoing) of any nature, description, or kind whatsoever, based in whole or in part on facts, whether actual, contingent or otherwise, now known, unknown, or subsequently discovered, whether arising in law, at equity or otherwise, against the Administrative Agent or any Lender, their respective affiliates, agents, principals, managers, managing members, members, stockholders, “controlling persons” (within the meaning of the United States federal securities laws), directors, officers, employees, attorneys, consultants, advisors, agents, trusts, trustors, beneficiaries, heirs, executors and administrators of each of the foregoing (collectively, the “Released Parties”) arising out of, or relating to, this Forbearance Agreement, the Term Loan Agreement, the other Loan Documents and any or all of the actions and transactions contemplated hereby or thereby, including any actual or alleged performance or non-performance of any of the Released Parties hereunder or under the other Loan Documents. Each Loan Party hereby acknowledges that the agreements in this Section 7 are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Claims. In entering into this Forbearance Agreement, each Loan Party expressly disclaims any reliance on any representations, acts, or omissions by any of the Released Parties and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above does not depend in any way on any such representation, acts and/or omissions or the accuracy, completeness, or validity thereof. The provisions of this paragraph shall survive the termination or expiration of the Forbearance Period and the termination of the Loan Documents and the payment in full in cash of all Obligations of the Loan Parties under or in respect of the Term Loan Agreement and other Loan Documents and all other amounts owing thereunder.

SECTION 8. Construction. This Forbearance Agreement and all other agreements and documents executed and/or delivered in connection herewith have been prepared through the joint efforts of all of the parties hereto. Neither the provisions of this Forbearance Agreement or any such other agreements and documents nor any alleged ambiguity therein shall be interpreted or resolved against any party on the ground that such party or its counsel drafted this Forbearance Agreement or such other agreements and documents, or based on any other rule of strict construction. Each of the parties hereto represents and declares that such party has carefully read this Forbearance Agreement and all other agreements and documents executed in connection therewith, and that such party knows the contents thereof and signs the same freely and voluntarily. The parties hereto acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Forbearance Agreement and all other agreements and documents executed in connection herewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect.

SECTION 9. Counterparts. This Forbearance Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this Forbearance Agreement by delivering by facsimile or other electronic transmission a signature page of this Forbearance Agreement signed by such party, and any such facsimile or other electronic signature shall be treated in all respects as having the same effect as an original signature.

SECTION 10. Severability. The invalidity, illegality, or unenforceability of any provision in or obligation under this Forbearance Agreement in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this Forbearance Agreement or of such provision or obligation in any other jurisdiction.

SECTION 11. Further Assurances. The Borrowers and each other Loan Party agrees to, and to cause any other Loan Party to, take all further actions and execute all further documents the Lender Committee (or the Administrative Agent or either Lender Committee Representative, in each case on behalf of the Lender Committee) may from time to time reasonably request to carry out the transactions contemplated by this Forbearance Agreement and all other agreements executed and delivered in connection herewith. Any failure to comply with the agreements in this Section 11 in any material respect shall be an Event of Default for all purposes of the Term Loan Agreement if such failure has not been remedied or waived within five (5) Business Days after the Borrowers’ receipt of notice from the Lender Committee (or the Administrative Agent or either Lender Committee Representative, in each case on behalf of the Lender Committee).

SECTION 12. Section Headings. Section headings in this Forbearance Agreement are included herein for convenience of reference only and shall not constitute part of this Forbearance Agreement for any other purpose.

SECTION 13. Notices. All notices, requests, and demands to or upon the respective parties hereto shall be given in accordance with the Term Loan Agreement; provided, however, that a copy of any notice, request, or other correspondence to the Lender Committee or any Lenders party to this Agreement shall be provided to:

Milbank, Tweed, Hadley & McCloy LLP

601 South Figueroa Street, 30th Floor

Los Angeles, California 90017

Attn: Mark Shinderman / Neil Wertlieb

Facsimile: (213) 629-5063

SECTION 14. Governing Law. This Forbearance Agreement and the rights and obligations of the parties under this Forbearance Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

SECTION 15. Acknowledgements. Each Loan Party hereby acknowledges that:

(a) it has carefully read and fully understood all of the terms and conditions of this Forbearance Agreement;

(b) it has consulted with, or had a full and fair opportunity to consult with, and has been advised by fully competent counsel in the negotiation, execution and delivery of this Forbearance Agreement;

(c) it has had a full and fair opportunity to participate in the drafting of this Forbearance Agreement and that no provision of this Forbearance Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of any party hereto having or being deemed to have structured, dictated or drafted such provision;

(d) it is freely, voluntarily, knowingly and intelligently entering into this Forbearance Agreement;

(e) none of the Lenders or the Administrative Agent has a fiduciary relationship to any Loan Party, and the relationship between the Administrative Agent and the Lenders, on the one hand, and the Loan Parties, on the other, is solely that of creditor and debtor; and

(f) no joint venture exists among the Loan Parties, the Administrative Agent and the Lenders.

SECTION 16. Effectiveness. This Forbearance Agreement shall become effective at the time (the “Forbearance Effective Date”) that all of the following conditions precedent have been satisfied as determined by the Lender Committee in its sole discretion; provided, that for the purpose of determining satisfaction with the conditions specified in this Section 16, each Lender that has signed and delivered a counterpart of this Forbearance Agreement shall be deemed to have accepted, and to be satisfied with, each document required under this Section 16 that has in fact been executed and/or delivered as contemplated by this Section 16 prior to the delivery of such counterpart:

(a) Holdings, the Borrowers and the applicable Lenders under, and as defined in, the ABL Credit Agreement shall have executed and delivered the ABL Amendment No. 2 and all documents, agreements and instruments executed or delivered in connection therewith, which shall all be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders;

(b) the Administrative Agent shall have received counterparts of this Forbearance Agreement that, when taken together, bear the signatures of Holdings, the Borrowers, the Guarantors and the Required Lenders;

(c) the Administrative Agent and the Lender Committee Counsel shall have received from Holdings and the Borrowers an officer’s certification specifying that all conditions to effectiveness of the ABL Amendment No. 2 (subject only to the effectiveness of this Forbearance Agreement) have been satisfied or waived in writing;

(d) the Administrative Agent and the Lender Committee Representatives shall have received from Holdings (i) a 13-week consolidated cash flow forecast of Holdings and its Subsidiaries (which shall be in reasonable line item detail) commencing with the week ending May 30, 2014 (the “13-Week Cash Flow Forecast”), the delivery of which is and shall be deemed a representation by Holdings that such 13-Week Cash Flow Forecast has been prepared based upon good faith estimates and assumptions that Holdings believes were reasonable at the time made (it being understood and agreed that such 13-Week Cash Flow Forecast is not to be viewed as fact and that actual results during the period or periods covered thereby may differ from such projected results), (ii) a calculation of the Borrowing Base under the ABL Credit Agreement as of May 16, 2014 (together with supporting schedules and analyses), the delivery of which is and shall be deemed a representation by Holdings as to the amount of the Borrowing Base as of such date, and (iii) the schedule referenced in clause (a) of Section 3(b)(ii);

(e) the Administrative Agent and the Lender Committee Representatives shall have received from the Borrowers, (i) schedules to the Term Loan Agreement and the Collateral Agreement updated through the date hereof and (ii) a certification by a Responsible Officer of the Borrowers stating that such updated schedules are true, complete and correct in all material respects as of the date hereof.

(f) immediately after giving effect to this Forbearance Agreement and the ABL Amendment No. 2, no Default or Event of Default under, and as defined in, the ABL Credit Agreement has occurred and is continuing;

(g) to the extent the Borrowers have received an invoice, all reasonable fees, charges, and disbursements of (i) the Lender Committee Counsel, (ii) the Lender Committee Financial Advisor, and (iii) Agent Counsel, together with all other fees and expenses submitted to the Borrowers and required to be paid or reimbursed pursuant to Section 10.04 of the Term Loan Agreement (including out-of-pocket expenses of the Administrative Agent), shall have been paid or reimbursed by the Borrowers; and

(h) the Borrowers shall have paid, (i) as a retainer for its services as counsel to the Lender Committee, $300,000 to Milbank, Tweed Hadley & McCloy LLP, (ii) as a retainer for its services as financial advisor to the Lender Committee, $125,000 to Houlihan Lokey Capital, Inc., and (iii) as a retainer for its services as counsel to the Administrative Agent, $100,000 to Agent Counsel, it being understood and agreed that each such payment pursuant to this Section 16(h) shall be an “evergreen” retainer that will be “topped up” periodically, and shall not be deemed to be a “cap” on the costs, fees and expenses and that the receipt of such retainers shall not limit the rights and remedies of the Administrative Agent and the Lenders, or the obligations of Holdings and the Borrowers under Section 10.04 of the Term Loan Agreement or otherwise.

SECTION 17. Assignments; No Third Party Beneficiaries. This Forbearance Agreement shall be binding upon and inure to the benefit of the Borrowers, the other Loan Parties, the Lenders, the Administrative Agent and their respective successors and assigns; provided that, neither the Borrowers nor any other Loan Party shall be entitled to delegate any of their duties hereunder and shall not assign any of its rights or remedies set forth in this Forbearance Agreement without the prior written consent of the Administrative Agent and the Required Lenders in their sole discretion (and any attempted assignment or delegation without such consent shall be null and void). No Person other than the parties hereto and their permitted successors and assigns, shall have any rights hereunder or be entitled to rely on this Forbearance Agreement and all third-party beneficiary rights are hereby expressly disclaimed.

SECTION 18. Amendments. No provision of this Forbearance Agreement may be amended, modified, waived or supplemented, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders or the Administrative Agent (at the direction of the Required Lenders) and Borrowers or the applicable Loan Party, as the case may be.

SECTION 19. Final Agreement. This Forbearance Agreement, the Term Loan Agreement, the other Loan Documents, and the other written agreements, instruments, and documents entered into in connection herewith and therewith (collectively, the “Credit Support Documents”) set forth in full the terms of agreement between the parties hereto and thereto and are intended as the full, complete, and exclusive contracts governing the relationship between such parties, superseding all other discussions, promises, representations, warranties, agreements, undertakings and understandings between the parties with respect thereto. Any waiver of any condition in, or breach of, any of the foregoing in a particular instance shall not operate as a waiver of other or subsequent conditions or breaches of the same or a different kind. The Lenders’ and/or the Administrative Agent’s exercise or failure to exercise any rights or remedies under any of the foregoing in a particular instance shall not operate as a waiver of its right to exercise the same or different rights, remedies, powers and privileges in any other instances. There are no oral agreements among the parties hereto.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Forbearance Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

UNIVERSAL TABLETOP, INC., as Holdings

By:	/s/ Sam Solomon
	Name:	Sam Solomon
	Title:	Interim Chief Executive Officer and President

ANCHOR HOCKING, LLC, as Borrower

By:	/s/ Sam Solomon
	Name:	Sam Solomon
	Title:	Interim Chief Executive Officer and President

ONEIDA LTD., as Borrower

By:	/s/ Sam Solomon
	Name:	Sam Solomon
	Title:	Interim Chief Executive Officer and President

BUFFALO CHINA, INC. DELCO INTERNATIONAL, LTD. SAKURA, INC. THC SYSTEMS, INC. KENWOOD SILVER COMPANY, INC. ONEIDA SILVERSMITHS INC. ONEIDA INTERNATIONAL INC. ONEIDA FOOD SERVICE, INC., as Guarantors

By:	/s/ Sam Solomon
	Name:	Sam Solomon
	Title:	Interim Chief Executive Officer and President

[Signature Page to Forbearance Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:	/s/ Kelvin Ji
	Name:	Kelvin Ji
	Title:	Director

	By:	/s/ Peter Cucciara
	Name:	Peter Cucciara
	Title:	Vice President

[Signature Page to Forbearance Agreement]

CIFC Funding 2007-I, Ltd.

CIFC Funding 2007-II, Ltd.

CIFC Funding 2011-I, Ltd.

CIFC Funding 2012-I, Ltd.

CIFC Funding 2012-II, Ltd.

CIFC Funding 2013-I, Ltd.

CIFC Funding 2013-II, Ltd.

CIFC Funding 2013-III, Ltd.

By: CIFC Asset Management LLC, its Collateral Manager

By:	/s/ Robert Ranocchia
	Name:	Robert Ranocchia
	Title:	Authorized Signatory

[Signature Page to Forbearance Agreement]

Nationwide Mutual Fire Insurance Company, as Lender

By:	/s/ Ronald R. Serpico
	Name:	Ronald R. Serpico
	Title:	Authorized Signatory

[Signature Page to Forbearance Agreement]

Nationwide Defined Benefit Master Trust, as Lender

By:	/s/ Ronald R. Serpico
	Name:	Ronald R. Serpico
	Title:	Authorized Signatory

[Signature Page to Forbearance Agreement]

Nationwide Life Insurance Company, as Lender

By:	/s/ Ronald R. Serpico
	Name:	Ronald R. Serpico
	Title:	Authorized Signatory

[Signature Page to Forbearance Agreement]

On behalf of Voya Investment Management Co. LLC, as Lender

By:	/s/ Charles E. Lemieux
	Name:	Charles E. Lemieux, CFA
	Title:	Senior Vice President

[Signature Page to Forbearance Agreement]

WESTERN ASSET MANAGEMENT COMPANY, as investment manager and agent on behalf of certain of its clients

By:	/s/ W. Stephen Venable, Jr.
	Name:	W. Stephen Venable, Jr.
	Title:	Manager, U.S. Legal and Corporate Affairs

[Signature Page to Forbearance Agreement]